EXHIBIT 5


                           WEIL, GOTSHAL & MANGES LLP
       A Limited Liability Partnership Including Professional Corporations
                   767 Fifth Avenue   New York, NY  10153-0119
                                 (212) 310-8000
                               Fax: (212) 310-8007


                               September 16, 1996




     Franklin Resources, Inc.
     777 Mariners Island Blvd.
     San Mateo, CA  94404

     Gentlemen:

               We have acted as counsel to Franklin Resources, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, with respect to debt securities (the "Debt Securities") having a proposed aggregate initial public offering price of up to $500,000,000. The Debt Securities will be issued by the Company under the Indenture (the "Indenture") between the Company and The Chase Manhattan Bank (formerly Chemical Bank), as trustee (the "Trustee"). The Debt Securities will be sold by the Company either (i) directly on its own behalf or (ii) pursuant to the Distribution Agreement incorporated by reference in the Registration Statement (the "Distribution Agreement").

               In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Prospectus that is a part of the Registration Statement (the "Prospectus"), the Indenture (in which is set forth the proposed forms of the Debt Securities), the Distribution Agreement and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

               In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the

     Franklin Resources, Inc.
     September 16, 1996
     Page 2

     conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates of officers and representatives of the Company.

               Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Debt Securities, when duly authorized and executed on behalf of the Company, authenticated by the Trustee pursuant to the terms of the Indenture and sold and delivered by the Company as contemplated by the Prospectus, as the same may be updated from time to time, will be legally issued and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

               The opinion expressed herein is limited to the laws of the State of New York, the corporate laws of the State of Delaware and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

               We consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm in the Prospectus.

               We further consent to the use of this letter as an exhibit to applications to the securities commissioners of various states of the United States for registration or qualification of the Debt Securities under the securities laws of such states.

               The opinion expressed herein is rendered solely for your benefit in connection with the transactions described herein. The opinion expressed herein may not be used or relied upon by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a governmental

     Franklin Resources, Inc.
     September 16, 1996
     Page 3

     agency, quoted, cited or otherwise referred to without our prior written consent.

                                   Very truly yours,

                                   WEIL, GOTSHAL & MANGES LLP